Exhibit 2.2

EXHIBIT D

FORM OF

INVESTOR AGREEMENT

among

THE MOSAIC COMPANY,

[●]

and

VALE S.A.

DATED AS OF [●]

i

Exhibit A	Prohibited Persons
Exhibit B	Form of Joinder Agreement

ii

Index of Defined Terms

13D Group	1
Affiliate	1
Agreement	1
Beneficial Owner	2
beneficial ownership	2
beneficially own	2
Blackout Period	26
Board	2
Business Day	2
Buyer Shares	1
Bylaws	2
Certificate of Incorporation	2
Claims	32
Closing	2
Closing Date	2
Common Stock	1
Company	1
Company Opportunity	9
Confidential Information	2
Covered Employee	2
Demand Notice	22
Demand Registration	22
Director	2
Exchange Act	2
Expenses	3
FINRA	3
Foreign or State Act	15
Governance Committee	3
Governmental Authority	3
Holder	3
Identified Person	9
Indemnification Agreements	11
Inspectors	30
Investor	3
Investor Designee	7
Investor Indemnitee	11
Investor Indemnitors	11

Investor Shares	3
Joinder Agreement	14
Launch Date	3
Law	3
Lock-Up Period	13
Marketed Underwritten Offering	21
New York Courts	38
NYSE	4
Parent	1
Participating Holders	4
Permitted Transferee	4
Person	4
Piggyback Registration	24
Piggyback Shelf Offering	24
Prohibited Person	4
Public Offering	4
Purchase Agreement	1
Qualification Standards	8
Qualified Transfer	4
Registrable Securities	4
Registration Statement	4
Representatives	4
Restricted Business	5
SEC	5
Securities Act	5
Shelf Registration Statement	5
Standstill Period	15
Stockholder	1
Subsidiary	5
Take-Down Notice	24
Total Voting Power	5
Transfer	5
Transferee	6
Underwriting Fees	6
Underwritten Offering	6
Underwritten Offering Request	21
Voting Securities	6

iii

INVESTOR AGREEMENT

INVESTOR AGREEMENT, dated as of [●] (this “Agreement”), among The Mosaic Company, a Delaware corporation (the “Company”), [●], a [●] (the “Stockholder”), and Vale S.A., a stock corporation (sociedade por ações) organized under the laws of the Federative Republic of Brazil (“Parent”), and any other Person that becomes a party to this Agreement pursuant to Article III.

BACKGROUND

On the date hereof, in connection with the consummation of the transactions contemplated by that certain Stock Purchase Agreement, dated as of December 19, 2016, by and among the Company, Parent and one or more of its Affiliates (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), the Company issued to the Stockholder a total of [●] shares (the “Buyer Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”).

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows.

Article I

DEFINITIONS

SECTION 1.01 Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“13D Group” shall mean any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities that would be required under Section 13(d) of the Exchange Act, and the rules and regulations thereunder, to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Securities representing more than 5% of any class of Voting Securities then outstanding.

“Affiliate” of any Person shall mean, as of any date, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, neither Parent nor the Investor shall be deemed to be an Affiliate of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of Parent or the Investor.

“Beneficial Owner” and words of similar import (including “beneficially own” and “beneficial ownership”) shall have the meaning assigned to such terms in Rule 13d-3 promulgated under the Exchange Act.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in the State of Minnesota, the City of São Paulo, State of São Paulo, Brazil or the City of Rio de Janeiro, State of Rio de Janeiro, Brazil are closed for business.

“Bylaws” shall mean the Amended and Restated Bylaws of the Company, effective as of May 16, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time).

“Certificate of Incorporation” shall mean the Restated Certificate of Incorporation of the Company (as the same may be amended, restated, supplemented or otherwise modified from time to time).

“Closing” shall have the meaning given such term in the Purchase Agreement.

“Closing Date” shall have the meaning given such term in the Purchase Agreement.

“Confidential Information” shall mean all confidential and proprietary information (irrespective of the form of communication) obtained by or on behalf of the Investor from the Company or its Representatives, through the ownership of the Investor Shares or the Investor’s governance rights pursuant to this Agreement, other than information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by the Investor or its Representatives, (ii) was or becomes available to the Investor or its Representatives on a non-confidential basis prior to disclosure to the Investor or its Representatives by or on behalf of the Company or its Representatives, (iii) was or becomes available to the Investor or its Representatives from a source other than the Company or its Representatives, provided that such source is not known by the Investor or its Representatives to be bound by a confidentiality obligation to the Company with respect to such information at the time of its disclosure or (iv) is independently developed by or on behalf of the Investor or its Representatives without the use of any Confidential Information.

“Covered Employee” shall mean each employee of the Company or any of its Subsidiaries whose primary geographic location of employment is Brazil and who participates in The Mosaic Company 2014 Stock and Incentive Plan or The Mosaic Company 2004 Omnibus Stock and Incentive Plan, as amended.

“Director” shall mean any member of the Board.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expenses” shall mean any and all fees and expenses incident to the Company’s performance of, or compliance with, its obligations under Article VI, including all (i) SEC, stock exchange or FINRA registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the NYSE or on any other securities market on which the Common Stock is listed or quoted; (ii) fees and expenses of compliance with state securities or “blue sky” laws and in connection with the preparation of a “blue sky” survey, including reasonable fees and expenses of outside “blue sky” counsel; (iii) printing, copying, mailing and delivery expenses; (iv) security engraving and printing expenses; (v) expenses relating to any analyst or investor presentations or incurred in connection with any “road show”; (vi) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties); (vii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or “cold comfort” letter and updates thereof) and other experts retained by the Company in connection with the applicable offering; (viii) reasonable fees, out-of-pocket costs and expenses of one firm of counsel selected by the Participating Holders; (ix) transfer agents’ and registrars’ fees and expenses; and (x) all out-of-pocket costs and expenses incurred by the Company or its management, employees and personnel in connection with their compliance with Section 6.08(a)(xv); provided that in no event will any of the following be deemed Expenses for purposes of this Agreement: (A) any Underwriting Fees and transfer taxes, if any, relating to the securities registered by the Participating Holders and (B) any additional expenses and fees for any counsel and other professionals representing the Participating Holders, other than as provided for in the foregoing subsections (i)-(x).

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Governance Committee” shall mean the Corporate Governance and Nominating Committee of the Board.

“Governmental Authority” shall mean the government of the United States, Brazil or any other foreign country or any state, provincial or political subdivision thereof and any entity, body, agency or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Holder” shall mean any Person who at any time is the holder of Registrable Securities and who is a party to this Agreement or has executed and delivered to the Company a Joinder Agreement pursuant to the terms of Section 3.03.

“Investor” shall collectively mean the Stockholder, together with its Permitted Transferees.

“Investor Shares” shall collectively mean (i) any Buyer Shares and (ii) any shares of Common Stock received by the Investor in respect of the Buyer Shares in connection with any stock split, subdivision, stock dividend, distribution or similar transaction.

“Launch Date” shall mean, with respect to a Marketed Underwritten Offering, the commencement of marketing activities.

“Law” shall mean any law, statute, code, regulation, ordinance, or rule amended, enacted or promulgated by any Governmental Authority, or any order or other legally enforceable requirement of a Governmental Authority, in each case, as amended, restated, supplemented or modified from time to time.

“NYSE” shall mean the New York Stock Exchange.

“Participating Holders” shall mean, with respect to a registration for the sale of Registrable Securities pursuant to a Registration Statement in accordance with Section 6.01 or Section 6.02, the Holders of Registrable Securities to be included in such a Registration Statement in accordance herewith.

“Permitted Transferee” of any Person shall mean any Affiliate of such Person. The Investor shall be a Permitted Transferee of its Permitted Transferees.

“Person” shall mean any individual, corporation, business trust, proprietorship, firm, partnership, limited partnership, limited liability partnership, limited liability company, trust, association, joint venture, Governmental Authority or other entity.

“Prohibited Person” means (i) each of the Persons listed on Exhibit A attached hereto and (ii) any Affiliate of such Person.

“Public Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form).

“Qualified Transfer” shall mean a Transfer pursuant to (i) a tender or exchange offer made by the Company or (ii) a reorganization, consolidation, combination or merger or similar transaction approved by the Board, including a tender or exchange offer by a third party; provided that, with respect to an unsolicited tender or exchange offer commenced by a third party, the Board has affirmatively publicly recommended to the Company’s stockholders that such stockholders tender into such tender or exchange offer and has not publicly withdrawn or changed such recommendation.

“Registrable Securities” shall mean the Investor Shares and any shares of Common Stock purchased by the Investor pursuant to Section 4.01(a)(iii) and Section 4.01(a)(iv); provided that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when such securities (i) shall have been sold pursuant to an effective registration statement under the Securities Act, (ii) shall have been sold pursuant to Rule 144 under the Securities Act (or any similar provision then in force under the Securities Act) or (iii) shall have ceased to be outstanding.

“Registration Statement” shall mean any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act pursuant to this Agreement, including any pre- and post-effective amendments and supplements thereto, and all exhibits and all material incorporated by reference therein.

“Representatives” of a Person shall mean such Person’s directors, managers, officers, employees and other authorized representatives (including attorneys, accountants, consultants, bankers and financial and other professional advisors).

“Restricted Business” shall mean the mining, production, distribution or sale of any of the following: potash ore, phosphate rock, phosphate fertilizers (e.g., monoammonium phosphate, diammonium phosphate, triple superphosphate and single superphosphate), dicalcium phosphate and muriate of potash except to the extent that any such activities are conducted by the Cubatão Business or, if the PRCVEA Call Option shall not have been timely exercised in accordance with Section 5.18(a) of the Purchase Agreement, PRC or VEA.

“SEC” shall mean the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Registration Statement” shall mean a Registration Statement on Form S-3 (or any successor or similar provision) or any similar short-form or other appropriate Registration Statement that may be available at such time, in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any successor or similar provision) under the Securities Act covering Registrable Securities. To the extent that the Company is a “well-known seasoned issuer” (as such term is defined in Rule 405 (or any successor or similar rule) under the Securities Act), a “Shelf Registration Statement” shall be deemed to refer to an “automatic shelf registration statement,” as such term is defined in Rule 405 (or any successor or similar rule) of the Securities Act.

“Subsidiary” shall mean, with respect to any Person, any other Person, whether incorporated or unincorporated, of which more than 50% of either the equity interests in, or the voting control of, such other Person is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such first Person.

“Total Voting Power” shall mean the total number of votes entitled to be cast generally in the election of Directors represented by the Voting Securities.

“Transfer” shall mean (with its cognates having corresponding meanings), with respect to any securities, (i) any direct or indirect sale, exchange, transfer, redemption, grant, pledge, hypothecation or other disposition, whether voluntary or involuntary, by operation of law or otherwise, and whether or not for value, of any of the securities, or any securities, options, warrants or rights convertible into or exercisable or exchangeable for, or for the purchase or other acquisition of, or otherwise with respect to, any securities or any contract or other binding arrangement or understanding (in each case, whether written or oral) to take any of the foregoing actions or (ii) entering into any swap or other agreement, arrangement or understanding, whether or not in writing, that, directly or indirectly, transfers, conveys or otherwise disposes of, in whole or in part, any of the economic or other risks or consequences of ownership of any securities, including short sales of applicable securities, option transactions with respect to securities, use of equity or other derivative financial instruments relating to securities and other hedging arrangements with respect to applicable securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the securities, other securities, cash or otherwise.

“Transferee” shall mean a Person that receives a Transfer.

“Underwritten Offering” shall mean an underwritten Public Offering, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

“Underwriting Fees” shall mean, with respect to any offering of Registrable Securities pursuant to this Agreement, the gross spread, underwriting discounts, commissions, fees or other compensation payable to all underwriters in such offering.

“Voting Securities” shall mean any securities of the Company the holders of which are generally entitled to vote in the election of Directors, including the Common Stock.

SECTION 1.02 Other Definitional Provisions; Interpretation. The table of contents and headings preceding the text of articles and sections included in this Agreement and the headings to schedules and exhibits attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. All exhibits and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein and any capitalized terms used in any exhibit or schedule to this Agreement but not otherwise defined therein shall have the meaning as defined in this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The terms as set forth in this Agreement have been arrived at after mutual negotiation with the advice of counsel and, therefore, it is the intention of the parties hereto that its terms may not be construed against any of the parties hereto by reason of the fact that it was prepared by one of the parties hereto. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. All references to “dollars” or “$” shall be to U.S. dollars. All references to “Section,” “Sections,” “Article,” “Articles,” “Exhibit” or “Exhibits” refer to the corresponding Section, Sections, Article, Articles, Exhibit or Exhibits of this Agreement. The word “including” shall mean “including without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

Article II

CORPORATE GOVERNANCE

SECTION 2.01 Board Representation.

(a) Effective as of the Closing, the Board shall include one (1) Director designated by the Investor in accordance with Section 5.24 of the Purchase Agreement.

(b) Subject to Section 2.01(d) and Section 2.03, following the Closing and so long as the Investor beneficially owns a number of shares of Common Stock that represents at least:

(i) 90% of the Investor Shares, in connection with each meeting of the stockholders of the Company at which Directors are to be elected, the Investor shall have the right to designate for nomination by the Governance Committee for election to the Board two (2) individuals (which individuals may include the individual designated at the Closing pursuant to subsection (a) above); or

(ii) 50% (and less than 90%) of the Investor Shares, in connection with each meeting of the stockholders of the Company at which Directors are to be elected, the Investor shall have the right to designate for nomination by the Governance Committee for election to the Board one (1) individual (which may be the same or a different individual than the individual designated at the Closing pursuant to subsection (a) above).

In furtherance of the foregoing, following the Closing and so long as the Investor beneficially owns a number of shares of Common Stock that represents at least 50% of the Investor Shares, the Investor shall, subject to Section 2.01(d) and Section 2.03, have the right to designate any replacement of any Director designated for nomination in accordance with this Article II by the Investor upon the death, resignation, retirement, disqualification or removal (with or without cause) from office of such Director, and the Company shall use its reasonable best efforts to promptly cause the vacancy resulting from any such event to be filled by a new designee of the Investor (any individual designated by the Investor pursuant to Section 2.01(a) or this Section 2.01(b), an “Investor Designee”).

(c) With respect to clauses (i) and (ii) of Section 2.01(b), the Company shall include such individual(s) in the slate of nominees recommended by the Board and use its reasonable best efforts to cause the election of such individual(s) to the Board at each meeting of the stockholders of the Company at which Directors are to be elected (which shall, to the fullest extent permitted by applicable Law, include, in any proxy statement prepared, used or delivered or publicly filed by the Company to solicit the vote of its stockholders in connection with any such meeting, the recommendation of the Board that the stockholders of the Company vote in favor of the slate of nominees recommended by the Board); and, for so long as such designated individual(s) shall satisfy the Qualification Standards, the Board shall not (x) withdraw the nomination of such designated individual(s) or the foregoing recommendation or (y) nominate, in the aggregate, a number of nominees to the Board greater than the number of seats on the Board up for election.

(d) So long as the Investor has the right to designate two (2) Investor Designees pursuant to Section 2.01(b), (i) the Investor may designate only one (1) Investor Designee who is then serving as a director, officer or employee of Parent or any of its Subsidiaries and (ii) if the Investor designates two (2) Investor Designees pursuant to Section 2.01(b), one (1) of the two (2) Investor Designees shall be “independent” with respect to the Company under the rules and regulations governing the requirements of companies listed on the New York Stock Exchange and under the Company’s Director Independence Standards, as determined by the Governance Committee of the Board. The Investor shall not be entitled to designate any Investor Designee, and the Company shall have no obligation to include in the slate of Director nominees, use its reasonable best efforts to cause the election of, or cause any vacancy to be filled by, any Investor Designee, in each case, who, upon the reasonable determination of the Board or its Governance Committee, (A) does not have the requisite skill and experience to serve as a director of a publicly traded company (it being agreed that any current or former director or executive officer of Parent shall be deemed to have such requisite skill and experience), (B) is prohibited or disqualified from serving as a Director pursuant to any applicable Law (including any applicable rules or regulations of the SEC or national securities exchange), (C) does not satisfy the applicable governance guidelines and qualification standards of the Company in effect on the date on which the Purchase Agreement was executed (as such guidelines or standards may thereafter have been or be amended, restated, supplemented or modified; provided that no such amendment, restatement, supplement or modification shall have been made or entered into with the intention of (x) preventing the Investor from designating any individual to serve as an Investor Designee or (y) not including in the slate of Director nominees any individual the Investor desires to so designate) or (D) has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act (the requirements in clauses (A) through (D), together with the requirements set forth in the first sentence of this Section 2.01(d), the “Qualification Standards”). Without limiting the Investor’s rights under Section 2.01(a) or Section 2.01(b) with respect to subsequent annual or special meetings of the stockholders of the Company at which Directors are to be elected, neither the Company nor the Board shall be under any obligation to appoint any Investor Designee to the Board upon the failure of such Investor Designee to be elected to the Board at any annual or special meeting of the stockholders of the Company at which such Investor Designee stood for election but was not elected.

(e) Upon prior reasonable written notice by the Company, the Investor shall, with respect to any Investor Designee, provide the Company, prior to such Investor Designee’s nomination for election or appointment to fill a vacancy and on an on-going basis, as necessary, by the time such information is reasonably requested by the Board, all such information and materials as the Company reasonably requests from other members of the Board that is required to be disclosed in a proxy statement or similar materials under applicable Law or that is otherwise reasonably requested by the Company from time to time from members of the Board in connection with the Company’s legal, regulatory, auditor or national securities exchange requirements (including, if applicable, any Directors’ questionnaire or similar document); and an executed consent from such Investor Designee to be named as a nominee in any proxy statement or similar materials for any annual meeting or special meeting of stockholders and to serve as a Director if so elected.

(f) In the event that the Governance Committee or the Board relies on the Qualification Standards to exclude an Investor Designee from the Company’s slate of nominees (or otherwise take adverse action with respect to such Investor Designee, including failing to recommend the election of such Investor Designee or fill a vacancy resulting from the death, resignation, retirement, disqualification or removal of a Director previously designated by the Investor), the Governance Committee or the Board, as applicable, shall afford the Investor a reasonable opportunity to select a replacement Investor Designee for inclusion on the Company’s slate of nominees.

(g) At all times from the date of this Agreement through the termination of his or her service as a member of the Board, the Investor shall use its reasonable best efforts to cause any Investor Designee to comply with the director qualification requirements set forth in the Certificate of Incorporation and Bylaws, and all policies, procedures, processes, codes, rules, standards and guidelines applicable to Directors, including the Company’s code of business conduct and ethics, related person transactions approval policy, any securities trading policies, Directors’ confidentiality policy and corporate governance guidelines, and preserve the confidentiality of the Company’s business information, including the discussions of matters considered in meetings of the Board or any committee thereof; provided that the Company understands and agrees that, subject to the terms of Section 7.01, any Investor Designee may disclose information he or she obtains while serving as a member of the Board to Parent and Parent’s wholly-owned Subsidiaries and their respective Representatives.

(h) Prior to the time that an Investor Designee becomes a Director, such Investor Designee shall tender (and the Investor shall take all action to cause such Investor Designee to tender) a resignation letter to the Board to the effect that such Investor Designee will, unless otherwise agreed by the Board or the Governance Committee, resign as a Director effective as of the date the Investor ceases to have the right to designate a Director pursuant to Section 2.03.

SECTION 2.02 Corporate Opportunities.

(a) Unless otherwise agreed by the Company, the Investor shall use its reasonable best efforts to cause any Investor Designee to recuse himself or herself from all deliberations of the Board and any committee thereof, and the Company shall have no obligation to provide to such Investor Designee any information, regarding (i) any acquisition, disposition, investment or similar transaction that the Company or its Subsidiaries elects to pursue (a “Company Opportunity”) if the Investor or its Affiliates has one or more individuals serving, or is entitled to designate one or more individuals to serve, on the board of directors or body serving a similar function of any other Person who is competing with, or that is otherwise adverse to, the Company with respect to such Company Opportunity or (ii) any other matter in which there is a potential conflict of interest between the Company (or its Affiliates), on the one hand, and the Investor (or its Affiliates), on the other hand, as determined by the members of the Board (excluding such Investor Designee) in their reasonable judgment. In addition, the Investor shall, and shall use its reasonable best efforts to cause any Investor Designee to, keep confidential any information regarding any Company Opportunity, including the existence thereof, that the Investor or such Investor Designee learns about in connection with such Investor Designee’s participation in the meetings and deliberations of the Board.

(b) To the fullest extent permitted by applicable Law, subject to Section 5.01 or Section 5.02, (i) Parent, the Investor and their respective directors, officers, employees and/or other representatives (each of the foregoing Persons other than Parent and the Investor, an “Identified Person”) shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Company or any of its Subsidiaries, on its own account, or in partnership with, or as a director, officer, employee or stockholder of any other Person, including those lines of business deemed to be competing with the Company or any of its Subsidiaries, (ii) the Company, on

behalf of itself, its Subsidiaries and its and their respective stockholders, renounces any interest or expectancy of the Company and its Subsidiaries in, or in being offered an opportunity to participate in, any business opportunity that may from time to time be presented to Parent, the Investor or any Identified Person, even if the opportunity is one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and none of the Company or its stockholders or any of its Subsidiaries or their stockholders shall have any rights in and to such business opportunity or the income or profits derived therefrom, (iii) each of Parent, the Investor and the Identified Persons may do business with any potential or actual customer or supplier of the Company or any of its Subsidiaries and (iv) neither Parent, the Investor nor any Identified Person shall have any duty to communicate or offer such business opportunity to the Company or any of its Subsidiaries or shall be liable to the Company or any of its Subsidiaries or any of their respective stockholders for breach of any fiduciary or other duty (contractual or otherwise), as a director or officer or otherwise, by reason of the fact that Parent, the Investor or such Identified Person pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries, unless, in each case of clauses (ii) and (iv), Parent, the Investor or such Identified Person first learns about such business opportunity (A) in connection with any Investor Designee’s participation in the meetings and deliberations of the Board or (B) in any confidential and proprietary information (irrespective of the form of communication) obtained by or on behalf of the Investor or such Identified Persons from the Company or its Representatives through the ownership of the Investor Shares or the Investor’s governance rights pursuant to this Agreement (other than any such information which prior to its disclosure to the Investor, such Identified Persons or any of their respective Representatives on behalf of the Company or its Representatives was (w) generally available to the public, (x) available to the Investor, such Identified Persons or their respective Representatives on a non-confidential basis, (y) available to the Investor, such Identified Persons or their respective Representatives from a source other than the Company or its Representatives, provided that such source was not known by the Investor or such Identified Persons or their respective Representatives to be bound by a confidentiality obligation to the Company with respect to such information at the time of its disclosure or (z) developed independently by or on behalf of the Investor, such Identified Persons or their respective Representatives without the use of such information).

SECTION 2.03 Transfer of Rights; Loss of Rights. All rights of the Investor set forth in this Article II are personal to the Investor and shall not be Transferred to, or exercised by, any Transferee (excluding, for the avoidance of doubt, any Permitted Transferee) without the prior written consent of the Company. Furthermore, all rights of the Investor set forth in Section 2.01 shall cease upon the earlier to occur of (i) the first date that the Investor no longer owns a number of shares of Common Stock that represents more than 50% of the Investor Shares and the Investor shall not regain such rights for any reason (including by the acquisition of additional shares of Common Stock following such date) and (ii) the first date on which the Board no longer includes any Investor Designee and Parent or the Investor takes any of the actions that would be prohibited by Article IV if any Investor Designee were still on the Board.

SECTION 2.04 Fees, Expenses, Indemnification and Insurance.

(a) The Company shall (i) pay to each Investor Designee such fees as may be determined by the Board, (ii) reimburse each Investor Designee for all reasonable out-of-pocket expenses incurred in connection with such Investor Designee’s attendance at meetings of the Board and any committee thereof, including reasonable travel, lodging and meal expenses, in each case, to the same extent as any such expenses of any other non-employee Director are reimbursed by the Company and subject to, and in accordance with, the Company’s then applicable policies regarding the reimbursement of Director expenses, (iii) enter into indemnification agreements with each Investor Designee on terms no less favorable to the Investor Designee than is provided by the Company to any other Director at the time such Investor Designee becomes a member of the Board and (iv) cause each Investor Designee to be covered by its director and officer liability insurance.

(b) The Company hereby acknowledges that, in addition to the rights provided to the Investor Designees pursuant to any indemnification agreements that such Persons may enter into with the Company (the “Indemnification Agreements”) (as beneficiaries of such rights, each Investor Designee being herein referred to as an “Investor Indemnitee”), the Investor Indemnitees may have certain rights to indemnification and/or advancement of expenses provided by, and/or insurance obtained by, the Investor and/or certain of its Affiliates, whether now or in the future (collectively, the “Investor Indemnitors”). Notwithstanding anything to the contrary in any of the Indemnification Agreements or this Agreement, the Company hereby agrees that, with respect to its indemnification and advancement obligations to the Investor Indemnitees under the Indemnification Agreements, this Agreement or otherwise, the Company (i) is the indemnitor of first resort (i.e., its obligations to indemnify the Investor Indemnitees are primary and any obligation of the Investor Indemnitors or their insurers to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any of the Investor Indemnitees is secondary and excess), (ii) shall be required to advance the full amount of expenses incurred by each Investor Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by each Investor Indemnitee or on his or her behalf to the extent permitted by applicable Law and as required by this Agreement and the Indemnification Agreements, without regard to any rights such Investor Indemnitees may have against the Investor Indemnitors or their insurers and (iii) irrevocably waives, relinquishes and releases the Investor Indemnitors and such insurers from any and all claims against the Investor Indemnitors or such insurers for contribution, by way of subrogation or any other recovery of any kind in respect thereof. In furtherance and not in limitation of the foregoing, the Company agrees that in the event that any Investor Indemnitor or its insurer should advance any expenses or make any payment to an Investor Indemnitee for matters subject to advancement or indemnification by the Company pursuant to an Indemnification Agreement, this Agreement or otherwise, the Company shall promptly reimburse such Investor Indemnitor or insurer and that such Investor Indemnitor or insurer shall be subrogated to all of the claims or rights of such Investor Indemnitee under the Indemnification Agreements, this Agreement or otherwise, including to the payment of expenses in an action to collect. The Company agrees that any Investor Indemnitor or its insurer not a party hereto shall be an express third-party beneficiary of this Section 2.04(b), able to enforce such clause according to its terms as if it were a party hereto. Nothing contained in the Indemnification Agreements is intended to limit the scope of this Section 2.04(b) or the other terms set forth in this Agreement or the rights of the Investor Indemnitors or their insurers hereunder.

SECTION 2.05 Information Rights and Inspection Rights. So long as the Investor has the right to designate at least one (1) Investor Designee pursuant to Section 2.01(b), the Company shall, subject to Section 7.01:

(a) provide to the Investor (i) advance notice, prior to public disclosure, of events that, in the reasonable judgment of the Company, would reasonably be expected to have a material impact on the business operations of the Company and its Subsidiaries taken as a whole; and (ii) in a timely manner such information regarding the Company and its Subsidiaries as is necessary in order for the Investor to prepare (A) the reports and accounts of the Investor required under applicable stock exchange rules and regulations or (B) the reports of the Investor required to be filed under any applicable securities Laws; and

(b) consider in good faith any request by the Investor to permit the Investor and its authorized representatives, at the Investor’s sole cost and expense, to (i) visit and inspect the properties of the Company and its Subsidiaries, (ii) examine its and their respective books of account and records and (iii) discuss the affairs, finances and accounts of the Company and its Subsidiaries with its and their respective officers, in each case during regular business hours upon reasonable advance notice; provided, however, that nothing in this Section 2.05(b) shall require the Company to disclose any information or provide any access to the Investor or its authorized representatives if such disclosure or access would, in the reasonable judgment of the Company, (x) jeopardize any attorney-client or other legal privilege or immunity or protection from disclosure, (y) violate any Contract or contravene any applicable Law or fiduciary duty (provided, however, that upon the Investor’s request, the Company shall use its commercially reasonable efforts to cooperate with the Investor to put in place arrangements to permit such disclosure without violating such Contracts or contravening such Laws or fiduciary duties) or (z) result in the disclosure of competitively sensitive information.

SECTION 2.06 Fiduciary Duties of Directors. Except as set forth in the last sentence of this Section 2.06, nothing in this Article II or elsewhere in this Agreement shall be deemed to require (i) any member of the Board (including any Investor Designee), the Board or any committee thereof to take any action or refrain from taking any action if such member, the Board or any committee thereof determines in good faith that taking such action or refraining from taking such action is necessary to satisfy such member’s or the Board’s fiduciary duties to the Company’s stockholders under applicable Law or (ii) any Investor Designee to take any action or refrain from taking any action if such Investor Designee determines in good faith that taking such action or refraining from taking such action is necessary to satisfy such Investor Designee’s fiduciary duties, if applicable, to the stockholders of the Investor or any Affiliate of the Investor under applicable Law. Notwithstanding anything to the contrary in this Agreement, the Investor acknowledges and agrees that each Investor Designee shall, as long as such Investor Designee serves as a member of the Board, be bound, in his or her capacity as a Director, by his or her or the Board’s fiduciary duties to the Company’s stockholders under applicable Law.

Article III

TRANSFER OF VOTING SECURITIES

SECTION 3.01 General Transfer Restrictions. The right of the Investor to Transfer any Investor Shares it beneficially owns is subject to the restrictions set forth in this Article III, and no Transfer of such Investor Shares by the Investor may be effected except in compliance with this Article III. Any attempted Transfer in violation of this Agreement shall be null and void ab initio and of no effect, regardless of whether the purported Transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and such purported Transfer shall not be recorded (and the Company will instruct its transfer agent and other third parties not to record such purported Transfer) on the stock transfer books of the Company or result in the treatment of any purported Transferee of such Investor Shares as the owner of such Investor Shares for any purpose.

SECTION 3.02 Restrictions on Transfer.

(a) Restrictions During Lock-Up Period. During the period beginning on the Closing Date and ending on the second (2nd) anniversary of the Closing Date (such period, the “Lock-Up Period ”), the Investor shall not Transfer any Investor Shares beneficially owned by it, except:

(i) with the prior written consent of the Company (acting through its Board or a designated committee thereof);

(ii) to a Permitted Transferee, subject to compliance with Section 3.03;

(iii) pursuant to a Qualified Transfer; or

(iv) to the extent necessary to satisfy the payment of any Losses in excess of the Cash Purchase Price that the Sellers are obligated to pay to the Buyer Indemnified Persons pursuant to the Purchase Agreement.

(b) Notwithstanding anything in this Article III to the contrary, for so long as the Investor beneficially owns five percent (5%) or more of the outstanding Voting Securities of the Company, the Investor shall not Transfer any Investor Shares to (i) any Transferee if, after giving effect to the proposed Transfer, the proposed Transferee would beneficially own Voting Securities that represent, in the aggregate, five percent (5%) or more of the Total Voting Power, unless (A) such Transferee has filed a statement on Schedule 13G with the SEC with respect to its ownership of securities of the Company within the past two (2) years, (B) the proposed Transfer is in the context of a bona fide Underwritten Offering, or (C) (1) such Transferee represents that it is acquiring such shares for investment purposes only and with no intention of influencing control over the management, policies or operations of the Company and (2) prior to such Transfer, the Company shall have received a certificate (in form reasonably satisfactory to the Company) from such Transferee to such effect or (ii) any Prohibited Person; provided that nothing in this Section 3.02(b) shall prohibit (w) the Investor from Transferring any Investor Shares through an open market brokerage transaction where the identity of the Transferee is unknown (which transactions may be undertaken without any obligation by the Investor to make any inquiry into such Transferee’s identity), (x) any Transfer of Investor Shares to a Permitted Transferee, subject to compliance with Section 3.03, (y) any Transfer of Investor Shares pursuant to a Qualified Transfer or (z) any transaction in which there is a change of control of Parent.

(c) Notwithstanding anything in this Article III to the contrary, the Investor may pledge any Investor Shares pursuant to a bona fide financing transaction to a bona fide financial banking institution (excluding, for the avoidance of doubt, any alternative asset management vehicle or similar product); provided that (i) any such bona fide financing transaction shall provide that none of the loans or commitments provided thereunder (or any portion thereof) shall be marketed, syndicated, transferred, assigned to, or otherwise made subject to participation by, any Person that is a “disqualified institution” or similarly disqualified lender under the terms thereof and (ii) any agreement entered into with a lender in connection with such pledge will provide that in the event the lender seeks to enforce such pledge, the Company would have a right of first offer, in priority to the lender’s right to foreclose, in respect of the Investor Shares subject to the lender’s pledge. To the extent the Company does not acquire the entirety of any stake subject to such right of first offer, the lender, upon foreclosure, may acquire the remaining portion of the stake not acquired pursuant to such pro rata right of first offer.

(d) Notwithstanding anything in this Agreement to the contrary, no Transfer of Investor Shares otherwise permitted by this Agreement shall be made unless such Transfer is in compliance with the Securities Act or any applicable Foreign or State Act.

SECTION 3.03 Permitted Transferees. Prior to the acquisition of beneficial ownership of any Investor Shares by any Permitted Transferee and as a condition thereto, the Investor shall cause such Permitted Transferee to execute and deliver to the Company a Joinder Agreement in the form attached hereto as Exhibit B (the “Joinder Agreement”). No Transferee other than, after executing and delivering the Joinder Agreement to the Company, a Permitted Transferee who is subject to Section 2.03 shall succeed to any rights of the Investor under this Agreement.

SECTION 3.04 Notice of Transfer. So long as the Investor has the right to designate at least one (1) Investor Designee pursuant to Section 2.01(b), after Transferring any Investor Shares (other than pursuant to a Qualified Transfer or in a Transfer pursuant to Article VI) the Investor shall, within five (5) Business Days following consummation of such Transfer, deliver a written notice thereof to the Company.

SECTION 3.05 Legends. With respect to any Investor, any certificates for Investor Shares shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to any uncertificated shares) referencing restrictions on Transfer of such Investor Shares under the Securities Act and under this Agreement, which legend shall state in substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), (II) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (OR ANY SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE INVESTOR AGREEMENT DATED AS OF [●], BY AND AMONG THE COMPANY AND CERTAIN OTHER PARTIES THERETO (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).”

Notwithstanding the foregoing, the holder of any certificate(s) for Investor Shares shall be entitled to receive from the Company new certificates for a like number of Investor Shares not bearing such legend (or the elimination or termination of such notations or arrangements) upon the request of such holder (a) at such time as such restrictions are no longer applicable and (b) with respect to the restriction on Transfer of such Investor Shares under the Securities Act or any other applicable securities Laws of any other foreign, federal, state, local or other jurisdiction (a “Foreign or State Act”), unless such Investor Shares are sold pursuant to a Registration Statement, subject to delivery of an opinion of counsel to such holder, which opinion is reasonably satisfactory in form and substance to the Company and its counsel, that the restriction referenced in such legend (or such notations or arrangements) is no longer required in order to ensure compliance with the Securities Act or any such other applicable Foreign or State Act.

SECTION 3.06 Delay of Transfer. The Company shall not incur any liability to the Investor or any other Person for any delay in recognizing any Transfer of Investor Shares if the Company in good faith reasonably determines that such Transfer may have been or would be in violation in any material respect of the provisions of the Securities Act, any applicable Foreign or State Act or this Agreement.

Article IV

STANDSTILL; VOTING

SECTION 4.01 Standstill Covenants.

(a) No Acquisition of Voting Securities. Except in connection with the consummation of the transactions contemplated by the Purchase Agreement, during the period beginning on the Closing Date and ending upon the later to occur of (i) the third (3rd) anniversary of the Closing Date and (ii) the date on which the Board no longer includes any Investor Designee (such period, the “Standstill Period”), neither Parent nor the Investor shall, and neither Parent nor the Investor shall cause their respective Affiliates to, directly or indirectly or alone or in concert with others, acquire or seek to acquire, offer or propose to acquire or agree to acquire, or solicit an offer to sell, any direct or indirect beneficial interest in any Voting Securities or other securities of the Company that are convertible, exchangeable or exercisable for Voting Securities, other than as a result of a stock dividend, stock split or subdivision of any shares of Common Stock beneficially owned by the Investor; provided that (i) an acquisition of a beneficial interest in Voting Securities by an investment fund in which the Investor or any of its Affiliates have investments, or the acquisition by the Investor or any of its Affiliates of an interest in an investment fund that holds a beneficial interest in Voting Securities, shall not constitute a breach of this Section 4.01(a) so long as (A) the Investor or such Affiliate does not have the power to vote, or direct the voting of, or the power to dispose, or to direct the disposition of, such beneficial interest held by such investment fund in Voting Securities at the time of the acquisition of the beneficial interest in the Voting Securities by such investment fund or at the time of the acquisition of the interest in such investment by the Investor or such Affiliate and (B) such investment fund did not acquire such beneficial interest from the Investor or such Affiliate; (ii) any Transfer of Voting Securities by the Investor to a Permitted Transferee shall not constitute a breach of this Section 4.01(a) so long as the Investor complies with Section 3.03; (iii) if the Buyer Shares represent less than fifteen percent (15%) of the Total Voting Power as of the Closing, an acquisition by the Investor during the twenty-four (24)-month period following the Closing Date of additional shares of Common Stock, resulting in the shares of Common Stock beneficially owned by the Investor representing no more than fifteen percent (15%) of the Total Voting Power as of the time of such acquisition, shall not constitute a breach of this Section 4.01(a); and (iv) so long as the Investor has the right to designate at least one (1) Investor Designee pursuant to Section 2.01(b), upon the issuance by the Company of additional Voting Securities for cash for its own account in a bona fide public offering pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-8 or any successor form), the acquisition by the Investor of additional shares of Common Stock in the open market or, if such acquisition does not require a vote by the stockholders of the Company, pursuant to such public offering shall not constitute a breach of this Section 4.01(a) if, immediately after giving effect to such acquisition, the percentage of the Total Voting Power represented by the total number of shares of Common Stock beneficially owned by the Investor is not greater than the percentage of the Total Voting Power represented by the total number of shares of Common Stock beneficially owned by the Investor immediately prior to the issuance by the Company of such additional Voting Securities in such public offering. To the extent requested by the Investor, the Company shall request that the managing underwriter(s) leading any public offering described in clause (iv) of the preceding sentence allocate to the Investor the maximum number of shares of Common Stock that the Investor is permitted to purchase hereunder.

(b) Other Restrictions. During the Standstill Period and subject to Section 4.01(c), neither Parent nor the Investor shall, and neither Parent nor the Investor shall cause their respective Affiliates to, except through any actions of any of its Investor Designees in their capacities as Directors, directly or indirectly, alone or in concert with others, take any of the actions set forth below (or take any action that would require the Company to make an announcement regarding any of the following):

(i) except as expressly permitted by Section 3.02(a) in connection with a Qualified Transfer, effect, seek, offer, engage in, propose (whether publicly or otherwise) or participate in, assist any other Person to effect, seek, offer, engage in, propose

(whether publicly or otherwise) or participate in, or solicit, initiate, encourage or facilitate any offer or proposal for, or any indication of interest in, any tender or exchange offer, merger, consolidation, business combination, recapitalization, restructuring, liquidation, dissolution, share exchange, sale, disposition, purchase, acquisition or other extraordinary transaction involving the Company, any of its Subsidiaries or any material portion of any of their respective businesses or assets; provided that Parent or the Investor may make a proposal privately to the Board (which proposal (A) shall not be publicly disclosed by Parent or the Investor and (B) the Board can accept or reject in its sole discretion) in a manner that is not intended to and would not reasonably be likely to result in the Company being required to make any public disclosure or other public announcement related to such proposal;

(ii) arrange, or in any way participate in, any financing for the purchase of any Voting Securities or any securities convertible or exchangeable or exercisable for any Voting Securities or assets of the Company, except for such Voting Securities or assets as are then being offered for sale by the Company or any of its Subsidiaries;

(iii) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) under the Exchange Act from the definition of “solicitation”) to vote or deliver a written consent with respect to, or seek to advise or influence in any manner whatsoever any Person with respect to the voting of, any Voting Securities on any matter (whether or not relating to the election or removal of Directors) or agree or announce its intention to vote with any Person undertaking a “solicitation,” except to the extent required by applicable Law;

(iv) take or propose to take any action to seek or propose (whether through public announcement, filings with any Governmental Authority or otherwise) to control, change or influence the management, Board or policies of the Company or any of its Subsidiaries;

(v) seek, alone or in concert with any other Person, (A) to call a meeting of the stockholders of the Company or initiate any stockholder proposal for action by stockholders of the Company, (B) additional representation on the Board or nominate or remove any person as a Director, (C) a change in the composition or size of the Board or (D) to propose any other matter to be voted upon by the stockholders of the Company;

(vi) deposit any securities of the Company into a voting trust or subject any Voting Securities to any agreement or arrangement (including by granting any proxies with respect to the Voting Securities to any third party with respect to the voting of such Voting Securities with any third party, other than pursuant to any agreement or arrangement of the Investor set forth in the organizational or governance documents of the Investor existing on the date hereof;

(vii) form, join or in any way participate in a 13D Group with respect to any Voting Securities (other than a 13D Group composed of the Investor);

(viii) seek to amend or waive any provision of this Section 4.01, provided that Parent or the Investor may make a proposal privately to the Board (which the Board can accept or reject in its sole discretion) in a manner that is not intended to and would not reasonably be likely to result in the Company being required to make any public disclosure or other public announcement related to such proposal;

(ix) take any action, make any statement or publicly disclose any intention, plan, arrangement or other contract that is prohibited by, or inconsistent with, any of the foregoing; or

(x) enter into any discussions, negotiations, arrangements or understandings with any Person inconsistent with any of the foregoing, or advise, assist or encourage any Person in connection with the foregoing.

(c) Nothing in the preceding Section 4.01(b) shall restrict (i) the Investor’s rights under Article II, (ii) the right of any Investor Designee to exercise his or her fiduciary duties as a Director or (iii) the ability of the Investor to grant a proxy in the manner recommended by the Board.

SECTION 4.02 Voting. During the Standstill Period, the Investor shall (and shall cause each of its Permitted Transferees to):

(a) cause all Voting Securities beneficially owned by the Investor to be present, in person or represented by proxy, at all meetings of the stockholders of the Company (whether annual or special, at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought or obtained by or from the stockholders of the Company), so that such Voting Securities shall be counted for determining the presence of a quorum at each such meeting; and

(b) vote, or cause to be voted at all meetings of the stockholders of the Company, or vote, consent or approve in any other circumstances, upon which such vote, consent or other approval (including a written consent) is sought or obtained by or from the stockholders of the Company, all Voting Securities beneficially owned by the Investor as of the record date for each such meeting or action:

(i) with respect to any proposal or resolution relating to the election of Directors, in accordance with the Board’s recommendation; and

(ii) with respect to any other proposal or resolution, at the Investor’s election: (A) in the same manner (including by voting “for” or “against,” abstaining or withholding votes) as, and in the same proportion to, the votes cast “for” or “against,” and abstentions or vote withholdings made, in respect of all Voting Securities held by holders of Voting Securities (other than the Voting Securities beneficially held by the Investor) as of such record date or (B) in accordance with the Board’s recommendation.

Notwithstanding anything to the contrary set forth in Section 4.02(a) and (b), from and after the date on which the Board no longer includes any Investor Designee, the Investor shall be entitled to vote, or cause to be voted at all meetings of the stockholders of the Company, or vote, consent or approve in any other circumstances upon which such vote, consent or other approval (including a written consent) is sought or obtained by or from the stockholders of the Company, all Voting Securities beneficially owned by the Investor as of the record date for each such meeting or action in the Investor’s sole discretion and without reference to the recommendation of the Board or the votes cast by any other stockholder of the Company with respect to any proposal or resolution relating to any merger, consolidation, business combination, recapitalization, restructuring, liquidation, dissolution, share exchange, sale, disposition, purchase, acquisition or other extraordinary transaction involving the Company or any of its Subsidiaries.

Article V

RESTRICTIVE COVENANTS

SECTION 5.01 Non-Compete.

(a) Until the third (3rd) anniversary of the Closing Date, neither Parent nor the Investor shall, and neither Parent nor the Investor shall cause their respective controlled Affiliates to, directly or indirectly, (i) own, manage, operate, carry on, engage in or assist others in engaging in, the Restricted Business (or any portion thereof) or (ii) have an interest (whether in debt or in equity) in any Person that engages directly or indirectly in the Restricted Business (or any portion thereof) in any capacity, including as a partner, member or shareholder or other equity holder; provided that this Section 5.01(a) will not restrict the Investor or any of its Affiliates from operating their respective businesses as such businesses are conducted as of the Closing Date and after giving effect to the consummation of the transactions contemplated by the Purchase Agreement; provided, further, that no purchaser, successor or assignee of the Cubatão Business or any of its assets, liabilities, rights or obligations shall be bound or restricted in any way by this Agreement (including this Section 5.01(a)).

(b) Notwithstanding Section 5.01(a), the Investor and its Affiliates may (i) own, directly or indirectly, solely as a passive investment, shares of any class of capital stock of any Person that engages in the Restricted Business (or any portion thereof) if (A) the shares of such class are traded on any internationally recognized securities exchange and (B) the Investor or such Affiliate is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own more than five percent (5%) of the outstanding shares of such class of capital stock or (ii) acquire all or any part of a Person or business (whether through a merger, consolidation, business combination, stock or asset acquisition or otherwise) if (A) less than twenty-five percent (25%) of the total revenues of such Person or business for the last completed fiscal year of such Person or business prior to the acquisition of such Person or business by the Investor or its Affiliates are derived from a Restricted Business or (B) the Investor or its Affiliates sell or otherwise dispose of, as soon as reasonably practicable (but in any event no later than one (1) year following the consummation of such acquisition), a portion of such Person or business such that, if such sale or disposition had been consummated in the last completed fiscal year of such Person or business prior to the acquisition by the Investor or its Affiliates, less than twenty-five percent (25%) of such Person’s or business’s total revenues for the last completed fiscal year prior to the acquisition of such Person or business would have been derived from such Restricted Business.

SECTION 5.02 Non-Solicitation of Employees; Other.

(a) During the Lock-Up Period, neither Parent nor the Investor shall, and neither Parent nor the Investor shall cause their respective Affiliates to, directly or indirectly (whether through an agent, representative or otherwise): (i) induce, entice, suggest or encourage, or attempt to induce, entice, suggest or encourage, any Covered Employee to terminate his or her employment with the Company or any of its Subsidiaries or (ii) solicit to hire, employ or otherwise engage, or hire, employ or otherwise engage, as an employee, independent contractor or otherwise, any Covered Employee.

(b) Notwithstanding Section 5.02(a), the Investor and its Affiliates shall not be prohibited from (i) making any bona fide general solicitation of employment not specifically targeted at any Covered Employee and thereafter hiring, employing or otherwise engaging any Covered Employee who responds thereto, (ii) soliciting or hiring, employing or otherwise engaging any Covered Employee whose employment with the Company or any of its Subsidiaries has been terminated by the Company or such Subsidiary and (iii) soliciting or hiring, employing or otherwise engaging any Covered Employee who has terminated his or her employment with the Company or any of its Subsidiaries without any direct or indirect involvement of the Investor or its Affiliates more than six (6) months prior to such solicitation or hiring, employing or otherwise engaging.

SECTION 5.03 Acknowledgements. Parent and the Investor acknowledge and agree that (i) it is the legitimate interest of the Company and its Subsidiaries and it is reasonable and necessary for the goodwill and business of the Company and its Subsidiaries that Parent and the Investor make the covenants contained in this Article V and (ii) the Company would not have entered into the Purchase Agreement or this Agreement without the covenants contained in this Article V. Parent and the Investor acknowledge that (A) the type and periods of restriction imposed in this Article V are fair and reasonable and are reasonably required in order to protect and maintain the proprietary interests of the Company and its Subsidiaries described above, other legitimate business interests of, and the goodwill associated with, the business of the Company and its Subsidiaries and (B) the time, scope, geographic area and other provisions of this Article V have been specifically negotiated by qualified investors, represented by legal counsel and are given as an integral part of the transactions contemplated by the Purchase Agreement and this Agreement. In the event that any covenant contained in this Article V should ever be adjudicated to exceed the time, scope, geographic area, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this Article V and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Article VI

REGISTRATION RIGHTS

SECTION 6.01 Shelf Registration; Underwritten Offering.

(a) Shelf Registration. Subject to the provisions of Section 6.07, at any time following the expiration of the Lock-Up Period or, upon the Investor becoming entitled to make Transfers in accordance with Section 3.02(a)(iv), and when the Company does not have an effective Shelf Registration Statement filed with the SEC that covers all of the Registrable Securities, the Company shall (i) within ten (10) days following the written request of the Investor, file a Shelf Registration Statement registering for resale all of the Registrable Securities (or, if such Shelf Registration Statement is filed to permit the Investor to make Transfers in accordance with Section 3.02(a)(iv), the number of Registrable Securities which would permit the Investor to fully satisfy the amount of the aggregate Losses that the Sellers are obligated to pay to the Buyer Indemnified Persons in excess of the Cash Purchase Price paid to the Sellers pursuant to the Purchase Agreement) under the Securities Act if the Company is then eligible to use a Shelf Registration Statement and (ii) use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as promptly as reasonably practicable. The Company may include in such Shelf Registration Statement shares of Common Stock to be sold for the Company’s own account or for the account of other holders of Common Stock. The Company represents and warrants to the Investor that, as of the date hereof, the Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined under the Securities Act.

(b) At any time upon the written request of the Investor from time to time whenever a Shelf Registration Statement covering Registrable Securities is effective (such request, an “Underwritten Offering Request”), the Company shall cooperate with the Investor and any underwriter in effecting an Underwritten Offering of Registrable Securities pursuant to a Shelf Registration Statement as promptly as reasonably practicable following receipt of such Underwritten Offering Request; provided that the Investor shall not be entitled to make more than four (4) Underwritten Offering Requests in any twelve (12) month-period; and provided, further, that of the aggregate number of Underwritten Offering Requests permissible during such twelve (12) month-period there shall be no more than one (1) Underwritten Offering Request in which the plan of distribution set forth in the Underwritten Offering Request includes a customary “road show” or other substantial marketing effort by the Company and the underwriter (a “Marketed Underwritten Offering”). Each Underwritten Offering Request shall specify the number of Registrable Securities proposed by the Investor to be included in such Underwritten Offering Request, the intended method of distribution and the estimated gross proceeds of such Underwritten Offering, which, in the case of a Marketed Underwritten Offering, shall not be less than $50.0 million or, if less, all of the Registrable Securities held by the Investor. Subject to Section 6.06, the Investor may change the number of Registrable Securities proposed to be offered in any Underwritten Offering at any time prior to the Launch Date of such Underwritten Offering, so long as such change would not reduce the estimated gross proceeds of such Underwritten Offering to less than the applicable minimum amount provided in the immediately preceding sentence. In connection with an Underwritten Offering of Registrable Securities pursuant to this Section 6.01(b), the underwriters will be selected by the Investor requesting such Demand Registration; provided that any such underwriter must be reasonably acceptable to the Company.

SECTION 6.02 Demand Registrations.

(a) Subject to the provisions of Section 6.07, if, at any time following the expiration of the Lock-Up Period or, upon the Investor becoming entitled to make Transfers in accordance with Section 3.02(a)(iv), while there still remain Registrable Securities outstanding, the Company is no longer eligible to use a Shelf Registration Statement, then within forty-five (45) days after the Investor’s written request to register the resale of a specified number of Registrable Securities under the Securities Act (which, upon the Investor becoming entitled to make Transfers in accordance with Section 3.02(a)(iv), shall not be in excess of the number of Registrable Securities which would permit the Investor to fully satisfy the amount of aggregate Losses the Sellers are obligated to pay to the Buyer Indemnified Persons in excess of the Cash Purchase Price paid to the Sellers pursuant to the Purchase Agreement) (a “Demand Notice”), the Company will file a Registration Statement, on an appropriate form which the Company is then eligible to use, to register the resale of such Registrable Securities, which Registration Statement will (if specified in the Demand Notice) contemplate the ability of the Investor to effect an Underwritten Offering in accordance with Section 6.01(b) (each such registration, a “Demand Registration”); provided that the Investor shall not be entitled to request more than three (3) Demand Registrations; and provided, further, that the Company shall not be obligated to effect any Demand Registration within one hundred and eighty (180) days after the effective date of any other Registration Statement. Each Demand Notice shall specify the number of Registrable Securities proposed to be offered for sale, the intended method of distribution thereof and the estimated gross proceeds of such Demand Registration, which may not be less than $50.0 million, or, if less, all of the Registrable Securities held by the Investor. Subject to Section 6.06, the Investor may change the number of Registrable Securities proposed to be offered pursuant to any Demand Registration at any time prior to the Registration Statement with respect to the Demand Registration being declared effective by the SEC, so long as such change would not reduce the estimated gross proceeds of the Demand Registration to less than $50.0 million. As soon as reasonably practicable after receiving such Demand Notice, the Company shall give written notice of such Demand Notice to all other holders of Common Stock who may have registration rights with respect to their Common Stock and, subject to Section 6.06, the Company shall include as part of such Demand Registration all other shares of Common Stock with respect to which the Company has received written requests (which requests shall specify the aggregate number of shares of Common Stock requested to be registered) for inclusion therein within five (5) Business Days after receipt of the Company’s notice by such holders.

(b) A Demand Registration shall not be deemed to have been effected and shall not count as a Demand Registration utilized for purposes of the limits set forth in the proviso of the first sentence of Section 6.02(a) (i) unless a Registration Statement with respect thereto has become effective and has remained effective for a period of at least one hundred and eighty (180) days or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold thereunder (provided that such period shall be extended for a period of time equal to the period the Investor refrains from selling any securities included in such Registration Statement at the request of the Company or the lead managing underwriter pursuant to the provisions of this Agreement) or (ii) if, after it has become effective, such Demand Registration becomes subject, prior to one hundred and eighty (180) days after effectiveness, to any stop order, injunction or other order or requirement of the SEC or other governmental authority such that no sales are possible thereunder for a period of ten (10) consecutive days or more (other than by reason of any act or omission by the Investor).

(c) In the event that a Demand Registration involves an Underwritten Offering of Registrable Securities, the underwriters will be selected by the Investor; provided that any such underwriter must be reasonably acceptable to the Company.

SECTION 6.03 Ability to Rescind Underwritten Offering Requests and Demand Registrations. The Investor shall be permitted to request the removal of any Registrable Securities held by it from any Underwritten Offering Request or Demand Registration at any time prior to the pricing of the Underwritten Offering or the effective date of the applicable Registration Statement, as applicable, by providing written notice thereof to the Company, and the Company shall cause such Registrable Securities to be removed from such Underwritten Offering Request or Demand Registration as provided in the Investor’s request; provided that the Investor shall reimburse the Company for its proportionate share of the reasonable, out-of-pocket expenses incurred by the Company in connection with such rescinded Underwritten Offering Request, Demand Notice or Demand Registration.

SECTION 6.04 Holdback Agreement. In connection with any Underwritten Offering, each Holder of Registrable Securities participating in such Underwritten Offering agrees to enter into customary agreements restricting the public sale or distribution of equity securities of the Company (including sales pursuant to Rule 144 under the Securities Act) to the extent required in writing by the lead managing underwriter(s) with respect to any applicable Underwritten Offering; provided, however, that no Holder shall be required to enter into any such agreement covering a period of greater than ninety (90) days after the date of the final prospectus relating to such Underwritten Offering; provided, further, that, notwithstanding the foregoing, any restrictions in such agreement shall not apply to Transfers to Permitted Transferees (subject to compliance with Section 3.03). Any discretionary waiver or termination of the requirements under the foregoing provisions made by the applicable lead managing underwriter(s) shall apply to each Holder of Registrable Securities on a pro rata basis.

SECTION 6.05 Piggyback Registrations.

(a) Subject to Section 6.07, if, at any time while there still remain Registrable Securities outstanding, the Company proposes to file a new Registration Statement under the Securities Act with respect to an offering of Common Stock for (i) the Company’s own account (other than a Registration Statement for a Company dividend reinvestment plan) or (ii) the account of any holder of Common Stock (other than any Holder of Registrable Securities), then the Company shall give written notice of such proposed filing to each Holder of Registrable Securities as soon as reasonably practicable (but in no event less than ten (10) Business Days before the anticipated filing date of such new Registration Statement). Upon a written request, given by any Holder of Registrable Securities to the Company within ten (10) Business Days after delivery of any such notice by the Company, to include Registrable Securities of such Holder of Registrable Securities in such new Registration Statement (which request shall specify the number of Registrable Securities proposed to be included in such new Registration Statement), the Company shall, subject to Section 6.06, include all such requested Registrable Securities in such new Registration Statement on the same terms and conditions as applicable to the Company’s or such holder’s Common Stock (a “Piggyback Registration”).

(b) Notwithstanding the foregoing, if at any time after giving written notice of such proposed filing and prior to the effective date of such new Registration Statement, the Company or such holders shall determine for any reason not to proceed with the proposed filing of the new Registration Statement, then the Company may, at its election, give written notice of such determination to the Holders of Registrable Securities and, thereupon, will be relieved of its obligation to register any Registrable Securities in connection with such new registration statement.

(c) At any time that a Shelf Registration Statement covering Registrable Securities pursuant to Section 6.01(a) or this Section 6.05 is effective, in connection with (i) any Marketed Underwritten Offering pursuant to such Shelf Registration Statement initiated by the Investor pursuant to Section 6.01(b) or (ii) any Underwritten Offering pursuant to such Shelf Registration Statement initiated by the Company for its own account or any holder(s) of Common Stock (other than the Investor), in each case, the Company shall forward a notice relating to such Marketed Underwritten Offering or Underwritten Offering, as applicable (such notice, a “Take-Down Notice”), to each Holder of Registrable Securities (other than, in the case of such Marketed Underwritten Offering initiated by the Investor pursuant to Section 6.01(b), to the Investor) included on such Shelf Registration Statement and, subject to Section 6.06, the Company or the holder(s) of Common Stock (other than the Investor) requesting such Underwritten Offering or the Investor requesting such Marketed Underwritten Offering, as applicable, shall permit such Holder of Registrable Securities to include its Registrable Securities included on such Shelf Registration Statement in such Underwritten Offering or Marketed Underwritten Offering, as applicable, on the same terms and conditions as applicable to the Company or the holder(s) of Common Stock (other than the Investor) requesting such Underwritten Offering or the Investor requesting such Marketed Underwritten Offering, as applicable (a “Piggyback Shelf Offering”), if such Holder of Registrable Securities notifies the Company within ten (10) Business Days after delivery of the Take-Down Notice to such Holder of Registrable Securities (which notification by such Holder of Registrable Securities shall specify the number of Registrable Securities proposed to be included in such Underwritten Offering or Marketed Underwritten Offering, as applicable).

SECTION 6.06 Reduction of Size of Underwritten Offerings. Notwithstanding anything to the contrary contained herein, in connection with (w) an Underwritten Offering being effected pursuant to Section 6.01(b), (x) a Demand Registration pursuant to Section 6.02(b) that involves an Underwritten Offering, (y) a Piggyback Registration that involves an Underwritten Offering or (z) a Piggyback Shelf Offering, if the lead underwriter or underwriters with respect to such offering advise the Investor and the Company in writing that, in their reasonable judgment the number of shares of Common Stock (including any Registrable Securities) that the Company, the Investor and any other Persons intend to dispose of pursuant to any such Underwritten Offering or Piggyback Shelf Offering is such that the marketability of such Underwritten Offering or Piggyback Shelf Offering would be adversely affected, including with respect to the price at which the securities can be sold, then such Underwritten Offering or

Piggyback Shelf Offering shall include only such securities as the Company and the Investor are advised by such lead underwriter or underwriters can be sold without such adverse effect, as follows and in the following order of priority:

(a) in the case of an Underwritten Offering initiated by the Company for its own account which gives rise to a Piggyback Registration or a Piggyback Shelf Offering pursuant to Section 6.05, then (i) first, all shares of Common Stock proposed to be offered by the Company for its own account, (ii) second, Registrable Securities requested to be disposed of pursuant to the Underwritten Offering by the Holders of Registrable Securities pursuant to Section 6.05, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Holders of Registrable Securities and (iii) third, any other shares of Common Stock (other than Registrable Securities) requested to be disposed of for the account of all the holders thereof, pro rata on the basis of the number of shares proposed to be sold by such holders;

(b) in the case of (i) a Demand Registration pursuant to Section 6.02 that is an Underwritten Offering or (ii) a Marketed Underwritten Offering pursuant to Section 6.01(b) initiated by the Investor which gives rise to a Piggyback Shelf Offering pursuant to Section 6.05, in each case, then (A) first, all Registrable Securities proposed to be offered by the Investor, (B) second, Registrable Securities and other shares of Common Stock requested to be disposed of by the holders of such Registrable Securities and such other shares of Common Stock, pro rata on the basis of the number of Registrable Securities and shares of Common Stock proposed to be sold by such holders and (C) third, any shares of Common Stock proposed to be offered by the Company for its own account; and

(c) in the case of an Underwritten Offering initiated by holders of Common Stock (other than the Investor ) which gives rise to a Piggyback Registration or Piggyback Shelf Offering pursuant to Section 6.05, then (i) first, all shares of Common Stock requested to be disposed of for the account of the initiating holder or holders, (ii) second, the Registrable Securities requested to be disposed by the Holders of such Registrable Securities, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Holders of Registrable Securities, (iii) third, shares of Common Stock requested to be disposed of by any other holders of such shares of Common Stock, pro rata on the basis of the number of shares of Common Stock proposed to be sold by such holders and (iv) fourth, any shares of Common Stock proposed to be offered by the Company for its own account.

SECTION 6.07 Sale and Registration Suspension. Notwithstanding anything the contrary in this Agreement, the Company may (a) require the Participating Holders to suspend the use of the Shelf Registration Statement and the prospectus included therein for resales of Registrable Securities pursuant to Section 6.01 or (b) postpone the filing or suspend the use of any Registration Statement pursuant to Section 6.02 or Section 6.05 during (i) any regular quarterly period during which Directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect and (ii) a period of up to sixty (60) days if the Company determines in good faith that the resale of Registrable Securities under a Shelf Registration Statement or the registration of Registrable Securities would reasonably be expected to materially adversely affect or interfere with any bona fide material financing of the Company or any bona fide material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public and the premature disclosure of which would be materially adverse to the Company (each, a “Blackout Period”); provided that a Blackout Period described in clause (ii) above shall not occur more than twice in any twelve (12)-month period. During a Blackout Period, each Participating Holder shall promptly halt any offer, sale, trading or transfer of any Registrable Securities under the applicable Registration Statement or Shelf Registration Statement. If, during a Blackout Period, the Investor determines to rescind any prior Underwritten Offering Request or Demand Notice, then the Investor may, at its election, give written notice of such rescission to the Company; provided that such rescinded Underwritten Offering Request or Demand Notice shall not be counted as an Underwritten Offering Request or Demand Notice for purposes of the limits in Section 6.01(b) and Section 6.02(a), respectively.

SECTION 6.08 Registration Procedures.

(a) Whenever the Investor has requested that Registrable Securities be registered or sold pursuant to an Underwritten Offering, the Company shall use commercially reasonable efforts to:

(i) prepare and file with the SEC, as soon as reasonably practicable, pursuant to Section 6.01 and Section 6.02, a Registration Statement (or prepare and file with the SEC all necessary or appropriate amendments and supplements to any then effective Registration Statement) to allow for the disposition of Registrable Securities in accordance with the intended method or methods of distribution of such securities, cause each such Registration Statement to comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith or incorporated therein, and the Company shall use commercially reasonable efforts to cause each such Registration Statement (or amendment) to be declared or become effective as promptly as reasonably practicable, but in any event within sixty (60) days after the filing thereof (or fifteen (15) days if such registration statement shall have received a “no review” or “limited review” by the staff of the SEC) (provided that before filing a Registration Statement or prospectus or any amendments or supplements thereto, or comparable statements under state securities or “blue sky” laws of any jurisdiction, or any free writing prospectus related thereto, the Company will furnish to the Investor, counsel for the Investor and the managing underwriter copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and the reasonable comment of such Persons, and, before filing any such document, including any such Registration Statement or amendment thereto, any prospectus or supplement thereto or any free writing prospectus related thereto, the Company shall make any changes thereto that the Investor shall reasonably request);

(ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective until the distribution described in the applicable Registration Statement has been completed (or, in the case of a Shelf Registration Statement, a period ending on the earlier of (A) the date on which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or have otherwise ceased to be Registrable Securities and (B) the date that is five (5) years after the effective date of such Shelf Registration statement), and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such Registration Statement in accordance with the intended methods of disposition by the Participating Holders set forth in such Registration Statement (and, in connection with any Shelf Registration Statement, file one or more prospectus amendments or supplements covering Registrable Securities permitted to be sold thereunder upon the request of one or more Holders entitled to offer or sell Registrable Securities under such Shelf Registration Statement in accordance with the terms hereof); provided, that, if the Company has filed a Registration Statement solely because the Investor is entitled to make Transfers in accordance with Section 3.02(a)(iv), the Company shall have no obligation to keep such Registration Statement effective from and after the time the Investor is no longer entitled to make such Transfers;

(iii) furnish, without charge, to each Participating Holder, and each underwriter, if any, such number of copies of the prospectus included in the Registration Statement with respect to such offering (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and each free writing prospectus utilized in connection therewith, in each case, in conformity with the requirements of the Securities Act, and other documents, as such Participating Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities by such Participating Holder or such underwriter (the Company hereby consents to the use in accordance with all applicable Law of each such prospectus (or preliminary prospectus or supplement thereto) or free writing prospectus by each such Participating Holder and the underwriters, if any, in connection with the offering and sale in accordance with the terms hereof of the Registrable Securities covered by such Registration Statement or prospectus);

(iv) register or qualify the Registrable Securities covered by any such Registration Statement under such other state securities or “blue sky” laws of such jurisdictions as any Participating Holder or managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Participating Holders and underwriters, if any, to consummate the disposition of the Registrable Securities in such jurisdictions (including keeping such registration or qualification in effect for so long as such Registration Statement remains in effect), except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (iv), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(v) promptly notify each Participating Holder: (A) when any such Registration Statement or any prospectus, prospectus supplement or any free writing prospectus relating thereto has been filed and, with respect to such Registration Statement or any post-effective amendment related thereto, when the same has become effective; (B) of any request by the SEC or state securities authority for amendments or supplements to any such Registration Statement or any prospectus, prospectus supplement or free writing prospectus related thereto or for additional information; (C) of the issuance by the SEC of any stop order suspending the effectiveness of any such Registration Statement or the initiation of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale under the state securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (E) unless in connection with a sale suspension, subject to the execution by the prospective recipient of a confidentiality agreement in form and substance reasonably satisfactory to the Company, of the existence of any fact of which the Company becomes aware which results in (1) any such Registration Statement as of the date it became effective under the Securities Act, containing an untrue statement of any material fact or omitting to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (2) any prospectus, prospectus supplement (when taken together with the related prospectus) or free writing prospectus (when taken as a whole with any other free writing prospectus and the related prospectus supplement and prospectus), in each case including any document incorporated therein by reference, as of its date, containing an untrue statement of any material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (F) if at any time the representations and warranties made by the Company contained in any underwriting agreement, securities sale agreement or other similar agreement, relating to the offering shall cease to be true and correct in any material respect; and, if the notification relates to an event described in clause (E), the Company shall use commercially reasonable efforts, in each case, to promptly prepare and file with the SEC, and furnish, without charge, to each Participating Holder and each underwriter, if any, a reasonable number of copies of, an amendment or supplement to such document, or a free writing prospectus, so that, as thereafter delivered to the purchasers of such Registrable Securities, such document (when taken as a whole with any related prospectus, prospectus supplement and free writing prospectus) shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company shall have no such obligation to prepare, file and furnish during any sale suspension;

(vi) comply (and continue to comply) in all material respects with all rules and regulations of the SEC applicable to the Company, including the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and make available to the Company’s securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, as soon as reasonably practicable and no later than ninety (90) days after the end of the twelve (12)-month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of any such Registration Statement, which earnings statement shall cover said twelve (12)-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate (in all material respects) information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(vii) (A) (1) cause all such Registrable Securities covered by any such Registration Statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if and when the listing of such Registrable Securities is then permitted under the rules of such exchange or (2) if no similar securities are then so listed, use its commercially reasonable efforts to cause all such Registrable Securities to be listed on a national securities exchange and, without limiting the generality of the foregoing take all reasonable actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter’s arranging for the registration of at least two market makers as such with respect to such shares with FINRA and (B) comply (and continue to comply) in all material respects with the requirements of any self-regulatory organization applicable to the Company including all corporate governance requirements;

(viii) cooperate with each Participating Holder and each managing underwriter and their respective counsel in connection with any filings required to be made with FINRA;

(ix) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by any such Registration Statement not later than the effective date of such Registration Statement;

(x) enter into such customary agreements (including, if applicable, an underwriting agreement in customary form and on customary terms and containing customary provisions regarding indemnification) and take such other actions as the Investor or the underwriters shall reasonably request in order to expedite or facilitate the disposition of Registrable Securities covered by such Registration Statement in accordance with this Agreement, including if necessary the engagement of a “qualified independent underwriter” within the meaning of NASD Conduct Rule 2720 in connection with the qualification of the underwriting arrangements with FINRA (it being understood that the Holders of the Registrable Securities which are to be distributed by any underwriters shall be parties to any such underwriting agreement, shall make to and for the benefit of the Company the representations, warranties and covenants of such Holders which are being made to and for the benefit of the underwriters, and may, at their option, require that the Company make to and for the benefit of such Holders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters);

(xi) if necessary or if reasonably requested by the Investor, (A) obtain an opinion from the Company’s counsel and a “cold comfort” letter and updates thereof from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such Registration Statement, each in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters (including, in the case of such “cold comfort” letter, events subsequent to the date of such financial statements) as the underwriters, if any, participating in the offering reasonably request, which opinions and letters shall be dated the dates such opinions and “cold comfort” letters are customarily dated and otherwise reasonably satisfactory to the underwriters, if any, and to the sellers and (B)

furnish to each seller and to each underwriter, if any, participating in the offering, a copy of each such opinion and letter, each of which shall be addressed to the sellers and the underwriters, if any, participating in such offering;

(xii) deliver promptly to counsel for the Investor copies of all correspondence between the SEC and the Company, its counsel or auditors and all non-privileged memoranda relating to discussions with the SEC or its staff with respect to any such Registration Statement;

(xiii) obtain the prompt withdrawal of any order suspending the effectiveness of any such Registration Statement, or the prompt lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction;

(xiv) provide a CUSIP number for all Registrable Securities, not later than the effective date of any such Registration Statement;

(xv) (A) with respect to a Marketed Underwritten Offering, make reasonably available its management, employees and personnel for participation in “road shows” and other marketing efforts and (B) otherwise, upon the Investor’s reasonable request, provide reasonable assistance to the underwriters in marketing the Registrable Securities in any offering contemplated by this Agreement;

(xvi) promptly make available for inspection, during normal business hours at the offices of the Company and upon reasonable advance notice, by the Investor or underwriter participating in any disposition pursuant to any Registration Statement, and any Representative retained by any of the Investor or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and use its commercially reasonable efforts to cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement (which may be subject to the execution by the prospective recipient thereof of a customary confidentiality agreement in form and substance reasonably satisfactory to the Company) and otherwise reasonably cooperate with the diligence investigation by any such Inspector;

(xvii) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided that to the extent that any prohibition is applicable to the Company, the Company will take such reasonable action as is necessary and feasible to make any such prohibition inapplicable;

(xviii) take all such other reasonable actions necessary on the part of the Company in order to expedite or facilitate the sale or disposition of such Registrable Securities;

(xix) take all such reasonable actions necessary on the part of the Company to ensure that any prospectus (including any free writing prospectus) utilized in connection with any Registration Statement complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby and is retained in accordance with the Securities Act to the extent required thereby and the Company shall make all required filing fee payments in respect of any such Registration Statement or related prospectus used under this Agreement (and any offering covered hereby); and

(xx) if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (A) use its commercially reasonable efforts to promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading and (B) upon discovery of such need to so amend or supplement such information, promptly notify the Investor of such discovery and such need to so amend or supplement such information.

(b) The Company may require that each Participating Holder as to which any registration is being effected furnish the Company a selling securityholder questionnaire customary for offerings of this type and that each such Participating Holder and any underwriter furnish the Company such other information regarding themselves and the Registrable Securities held by them as the Company may from time to time reasonably request; provided that such information shall be used only in connection with such registration and the Company shall have no responsibility to any Participating Holder with respect to such information included in any Registration Statement, prospectus, amendment or supplement thereto or other document.

(c) Registration Expenses. Subject to Section 6.03, all Expenses shall be borne by the Company, whether or not a Registration Statement is filed or becomes effective. All Underwriting Fees and transfer taxes, if any, relating to securities registered by the Holders of Registrable Securities shall be borne by the Holders of such securities pro rata in accordance with the number of shares sold in the offering by such Holders.

(d) No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective Registration Statement.

(e) Indemnification.

(i) In the event of any registration and/or offering of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will, and hereby agrees to, and hereby does indemnify and hold harmless, to the fullest extent permitted by applicable Law, each Participating Holder and its directors, officers, trustees, fiduciaries, employees, agents, stockholders, members or general and limited partners (and the directors, officers, trustees, fiduciaries, employees, agents, stockholders, Affiliates, members or general and limited partners thereof), each Person, if any, who controls (within the meaning of the Securities Act or Exchange Act) such Participating Holder, each underwriter, if any, and each Person, if any, who controls (within the meaning of the Securities Act or Exchange Act) such underwriter, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings

(whether commenced or threatened) and expenses (including reasonable fees of counsel) to which each such indemnified party becomes subject under the Securities Act or otherwise (collectively, “Claims”), to the extent such Claims are caused by or relate to (A) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement used to register the sale of Registrable Securities or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading or (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary or final prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company agrees to reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim that is threatened or commenced (whether or not such indemnified party is designated as an actual or potential party to such Claim) and in connection with the enforcement of this provision with respect to any of the above, as such expenses are incurred; provided that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim (including any legal or other expenses) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such Registration Statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary or final prospectus or free writing prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party or any underwriters selected by such indemnified party specifically for use therein.

(ii) Each Participating Holder shall, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by applicable Law, the Company and each officer of the Company who shall sign such Registration Statement, its directors, officers, fiduciaries, employees, agents, stockholders, members or general and limited partners (and the directors, officers, fiduciaries, employees, agents, stockholders, Affiliates, members or general and limited partners thereof), each Person, if any, who controls (within the meaning of the Securities Act or Exchange Act) the Company, and any other Holder selling securities in such Registration Statement and each of its directors, officers, partners or agents or any Person who controls (within the meaning of the Securities Act or Exchange Act) such Holder from and against any and all Claims to the same extent as the foregoing indemnity from the Company to such Participating Holder, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or any of its Representatives by or on behalf of such Participating Holder, specifically for use in connection with the preparation of such Registration Statement, preliminary prospectus, final prospectus, amendment, supplement or free writing prospectus and reimburse such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim that is threatened or commenced (whether or not such indemnified party is designated as an actual or potential party to such Claim) and in connection with the enforcement of this provision with respect to any of the above, as such expenses are incurred; provided that the aggregate amount which any such Participating Holder shall be required to pay pursuant to this Section 6.08(e)(ii) shall be in proportion to, and in no case be greater than, the amount of the net proceeds actually received by such Participating Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claim.

(iii) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party or parties in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 6.08, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 6.08, except to the extent an indemnifying party is actually prejudiced thereby. In case any action or proceeding is brought against an indemnified party, an indemnifying party shall be entitled to (x) participate in such action or proceeding and (y) assume the defense thereof jointly with any other indemnifying party similarly notified, with counsel reasonably satisfactory to such indemnified party. An indemnifying party shall promptly notify the indemnified party of its decision to participate in such action or proceeding. If, and after, the indemnified party has received such notice from an indemnifying party, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action or proceeding other than reasonable costs of investigation; provided that (A) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; (B) if counsel to such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (C) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction) and the indemnifying party shall be liable for any expenses therefor. An indemnifying party shall not be liable for any settlement of an action or claim effected without its prior written consent (which shall not be unreasonably withheld, conditioned or delayed). No indemnifying party shall, without the written consent of the indemnified party (which shall not be unreasonably withheld, conditioned or delayed), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or Claim in respect of which indemnification or contribution may be sought hereunder by such indemnified party (whether or not the indemnified party is an actual or potential party to such action or Claim) unless such settlement (x) includes an express, complete and unconditional release of such indemnified party from all liability on any Claims that are the subject of such action and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such indemnified party.

(iv) If for any reason the foregoing indemnity is held by a court of competent jurisdiction to be unavailable to an indemnified party or is insufficient to hold harmless an indemnified party under Section 6.08(e)(i) or Section 6.08(e)(ii), then each applicable indemnifying party, severally and not jointly, shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim as well as any other relevant equitable considerations. The relative fault shall be determined by a court by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable Law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 6.08(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 6.08(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 6.08(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 6.08(e) to contribute any amount greater than the amount of the net proceeds actually received by such indemnifying party upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claim.

(v) The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the Transfer of the Registrable Securities by any such party and the completion of any offering of Registrable Securities in a Registration Statement.

SECTION 6.09 Underwritten Offerings. The right of any Holder to include its Registrable Securities in any Underwritten Offering pursuant to this Agreement shall be conditioned upon such Holder’s participation in the underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. No Holder may participate in such underwriting unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements reasonably customary and negotiated for the particular offering by the party specified herein with the underwriter or underwriters selected for such underwriting in accordance with this Agreement and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custody agreements, opinions and other documents, in each case, in reasonably customary form and negotiated for the particular offering by the party specified herein with the selected underwriters.

Article VII

GENERAL PROVISIONS

SECTION 7.01 Confidentiality. In furtherance of and not in limitation of any other similar agreement the Investor may have with the Company, during the period beginning on the Closing Date and ending on the second (2nd) anniversary of the termination of this Agreement, the Investor shall, and shall use its reasonable best efforts to cause the Investor Designees to, keep all Confidential Information confidential and not disclose any Confidential Information in any manner whatsoever; provided that, notwithstanding anything to the contrary in this Agreement, Confidential Information may be disclosed by the Investor or any Investor Designee (a) to Parent, its wholly-owned Subsidiaries and its and their Representatives, in each case, to the extent the Investor or the Investor Designee believes in good faith that such Person needs to be provided such Confidential Information to assist the Investor in evaluating or reviewing its investment in the Company (provided that (i) such Person is subject to an obligation to keep such information confidential and (ii) the Investor shall be responsible for any breach of this Section 7.01 by any such Person), (b) at any time following the expiration of the Lock-Up Period, to a prospective Transferee who is subject to an obligation to keep such information confidential (provided that the Investor shall be responsible for any breach of this Section 7.01 by such prospective Transferee) and (c) if the Investor has received advice from its counsel that it is legally compelled to make such disclosure to comply with applicable Law, provided that prior to making such disclosure pursuant to this clause (c), the Investor shall use its reasonable best efforts to preserve the confidentiality of the Confidential Information, including consulting with the Company regarding such disclosure and, if reasonably requested by the Company, assisting the Company, at the Company’s sole cost and expense, in seeking a protective order to prevent the requested disclosure, and provided, further, that the Investor, Parent, Parent’s wholly-owned Subsidiaries or their respective Representatives, as the case may be, may disclose only that portion of the Confidential Information that is, based on the advice of its counsel, legally required or requested to be disclosed.

SECTION 7.02 Amendment. This Agreement may be amended, modified or supplemented only by an agreement in writing executed by the parties hereto.

SECTION 7.03 Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given and received (a) if delivered in person, on the date delivered, (b) if transmitted by facsimile (with written confirmation of completed transmission) or by electronic mail (with confirmation of receipt by the recipient, which confirmation shall be promptly delivered by the recipient if so requested by the sender in the applicable notice or other communication), if such notice is sent prior to 5:00 P.M., New York Time, on the date sent and if such notice is sent after 5:00 P.M., New York Time, on the Business Day after the date on which such notice is sent or (c) if delivered by an express courier, on the second Business Day after delivered to such express courier, to the parties hereto at the following addresses (or at such other address for a party hereto as shall be specified by like notice):

(a) If to the Company, to:

The Mosaic Company
Atria Corporate Center, Suite E490
3033 Campus Drive
Plymouth, Minnesota 55441
Attention:	Richard L. Mack
E-mail:	richard.mack@mosaicco.com
Facsimile:	(763) 577-2990

with a copy (which copy alone shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:	Eric M. Swedenburg, Sebastian Tiller
E-mail:	eswedenburg@stblaw.com, stiller@stblaw.com
Facsimile:	(212) 455-2502

(b) If to Parent or the Investor, to:

Vale S.A.
Rua Almirante Guilhem 378
Leblon – Rio de Janeiro – RJ cep 22240-000
Attention:	Clovis Torres
E-mail:	clovis.torres@vale.com
Facsimile:	55 21 3814-8820

with a copy (which copy alone shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention:	Jeffrey S. Lewis, Benet J. O’Reilly, Aaron J. Meyers
E-mail:	jlewis@cgsh.com, boreilly@cgsh.com, ameyers@cgsh.com
Facsimile:	(212) 225-3999

with a copy (which copy alone shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
Consultores em Direito Estrangeiro
Rua Funchal, 418, 13 Andar
São Paulo, SP 04551-060
Attention:	Juan G. Giráldez
E-mail:	jgiraldez@cgsh.com
Facsimile:	55 11 2196-7299

SECTION 7.04 Waivers. Either party hereto may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by the waiving party. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party hereto of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

SECTION 7.05 Successors and Assignment. Except as expressly provided in Section 3.03, neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

SECTION 7.06 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties to this Agreement and no provision of this Agreement shall be deemed to confer upon any other Person any remedy, claim, liability, reimbursement, cause of action or other right.

SECTION 7.07 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

SECTION 7.08 Entire Understanding. This Agreement sets forth the sole and entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and all inducements to the making of this Agreement relied upon by the parties hereto and supersedes any and all prior representations, warranties, agreements, arrangements and understandings, both written and oral, among the parties hereto relating to the subject matter hereof.

SECTION 7.09 Governing Law. Except to the extent specifically required by the General Corporation Law of the State of Delaware, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

SECTION 7.10 Submission to Jurisdiction.

(a) Each of the parties hereto irrevocably agrees that the United States District Court for the Southern District of New York and, if such court does not have jurisdiction over such dispute, the Supreme Court of the State of New York located in the Borough of Manhattan (including the applicable appellate courts thereof, collectively, the “New York Courts”) shall have exclusive jurisdiction to settle any claims, differences or disputes which may arise out of or in connection with this Agreement.

(b) Each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of the New York Courts for such purpose and waives any objection it may now or hereafter have to the laying of the venue of any proceedings in any New York Court and any claim that any proceedings brought in any such court have been brought in an inconvenient forum. Each of the parties hereto further irrevocably agrees that a final judgment in any proceedings brought in an applicable New York Court shall be conclusive and binding upon the parties hereto and may be enforced in the courts of any other jurisdiction.

(c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7.10(c).

SECTION 7.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original instrument.

SECTION 7.12 Specific Performance. The parties hereto agree that the Company would suffer irreparable damage if any covenant or obligation of a party hereto under this Agreement were not performed in accordance with the terms hereof. Accordingly, each party agrees that the other party hereto shall be entitled (in addition to any other remedy to which such other party may be entitled at law or in equity) to specific performance and injunctive and other equitable relief to prevent a breach or non-performance by a party hereto of its obligations under this Agreement, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, the such party shall not raise the defense that there is an adequate remedy at law.

SECTION 7.13 Parent Guarantee. Parent hereby unconditionally guarantees the performance of all obligations and agreements (including any payment obligations) of the Investor under this Agreement, and Parent shall cause the Investor to perform all of its obligations and agreements (including any payment obligations) under this Agreement.

SECTION 7.14 Termination. This Agreement shall terminate and be of no further force and effect (a) upon the mutual agreement of the parties hereto or (b) upon the later to occur of (x) the third (3rd) anniversary of the date hereof and (y) the date on which the Investor no longer beneficially owns any Investor Shares, except that the provisions set forth in Section 2.04 and this Article VII shall survive the termination of this Agreement.

SECTION 7.15 Other Agreements. Neither Parent nor the Investor shall enter into any agreement of any kind with any Person with respect to, directly or indirectly, any Voting Securities which is inconsistent with the provisions of this Agreement.

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IN WITNESS WHEREOF, each of the following parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

THE MOSAIC COMPANY

By:
Name:
Title:

[●]

By:
Name:
Title:

VALE S.A.

By:
Name:
Title: